EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                 For the Three Month    For the Nine Month
                    Period Ended           Period Ended
                    September 30,         September 30,
                   1998       1997       1998        1997

Basic Earnings Per Common Share:

Net Income      $   814    $ 1,185    $ 2,524     $ 2,532

Weighted
average shares
Outstanding         983        992        988         992

Earnings Per
Common Share    $   .83    $  1.19    $  2.55     $  2.55

                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month    For the Nine Month
                    Period Ended           Period Ended
                    September 30,         September 30,
                   1998       1997       1998        1997
Diluted Earnings Per Common Share:

Net Income      $   814    $ 1,185    $ 2,524     $ 2,532

Weighted
average shares
Outstanding         983        992        988         992

Incremental
shares from
Assumed
exercise of
stock options
and payment of
performance
share awards          6          3          6           2

Total Shares        989        995        994         994

Earnings Per
Common Share    $   .82    $  1.19    $  2.54     $  2.55